SECURITY AGREEMENT

SECURITY AGREEMENT dated February 28, 2996, made by Neonode, Inc. a Delaware corporation (the “Grantor”), and AIGH Investment Partners, LLC, a Delaware limited liability company, or assigns, having an office located at 6006 Berkeley Ave., Baltimore, MD 21209, as agent for the Investors (as defined herein) (“Secured Party”), in connection with the Notes (as hereinafter defined).

PRELIMINARY STATEMENT:

The Grantor has issued to the parties listed on the attached Schedule I, as amended from time to time (each an “Investor” and collectively the “Investors”) certain secured term notes listed opposite the respective Investor’s name on Schedule I, in the aggregate amount of up to $5,500,000 (initially $4,000,000) and such other amounts as may be loaned to the Grantor from time to time by the Investors pursuant to notes of similar tenor to the Senior Secured Notes (collectively, the “Notes”). The parties desire to provide security for the obligations of the Grantor to the Investors under the Notes.

NOW, THEREFORE, in consideration of the premises, and in order to induce the Investors to make the loan under the Notes, the parties hereby agree as follows:

SECTION 1.  Grant of Security. The Grantor hereby grants to Secured Party, for its benefit and for the ratable benefit of each Investor, a continuing security interest in all of the Grantor’s right, title and interest in and to all the securities of Neonode AB the Grantor, whether now owned or hereafter acquired, and all proceeds of any and all of the foregoing, including without limitation any dividends or other distributions in respect of such securities (the “Collateral”). The Grantor represents and warrants that the Collateral includes all of the equity securities, including without limitation all securities convertible into, exchangeable for or exercisable to purchase, equity securities of Neonode AB. During the term of this Agreement, the Grantor shall not permit Neonode AB, a Swedish corporation, to issue any equity securities or securities convertible into, exercisable to purchase or exchangeable for equity securities or incur an indebtedness other than reasonable accounts payable and indebtedness from affiliates.

SECTION 2.  Security for Obligations. This Agreement secures the payment and performance of all obligations of the Grantor to Secured Party and the Investors now or hereafter existing under this Agreement and the Notes, whether for principal, interest, fees, expenses, or otherwise (all such obligations of the Grantor being the “Obligations”).

SECTION 3.  Voting Rights, Dividends, Etc. in Respect of the Collateral. So long as no Event of Default shall have occurred and be continuing, the Grantor may exercise any and all voting and other consensual rights pertaining to any Collateral for any purpose not inconsistent with the terms of this Agreement. The Grantor may receive and retain in trust for the benefit of the Investors in case there is an Event of Default, any and all dividends paid in cash with respect of the Collateral; and Secured Party and the Investors will execute and delivery (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as Grantor may reasonably request for the purpose of enabling Grantor exercise the voting and other rights which it is entitled to exercise and to receive the dividends which it is authorized to receive and retain in trust herein.

SECTION 4.  Voting Rights, Dividends, Etc. in Respect of the Collateral Upon the Occurrence and During the Continuance of an Event of Default. Upon the occurrence of an Event of Default and while an Event of Default is continuing, all rights of the Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 3 of this Agreement, and to receive the dividends which it would otherwise be authorized to receive and retain in trust pursuant to Section 3 of this Agreement, shall cease, and all such rights shall thereupon become vested in Secured party and the Investors, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends.

Without limiting the generality of the foregoing, Secured Party and the Investors may, at its option, exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of the Grantor, or upon the exercise by the Grantor of any right, privilege or option pertaining to any Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine.

All dividends which are received by the Grantor contrary to the provisions of this Section 4 shall be received in trust for the benefit of the Investors, shall be segregate from other funds of the Grantor, and shall be forthwith paid over to the Investors as Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Secured party as Collateral and as further collateral security for the Obligations.

SECTION 5.  Representations, Warranties and Covenants. The Grantor represents, warrants and covenants as follows:

(1)  The Grantor will notify Secured Party immediately in writing of any change in its address, name, or state or form of organization.

(2)  The Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien except for the security interest created by this Agreement. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office.

(3)  The Grantor has exclusive and absolute right to collect the Collateral.

(4)  This Agreement creates a valid security interest in the Collateral, securing payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken, or shall be taken promptly upon execution hereof.

(5)  The Grantor is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware; has the corporate power and authority to own its assets and to transact its business, and is duly qualified and in good standing under the laws of each jurisdiction in which qualification is required.

(6)  The execution and performance by the Grantor of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of such corporation; (b) contravene such corporation’s character or bylaws; (c) violate any provision of any law, rule, or regulation; or (d) result in a breach of or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party of by which it or its properties may be bound or affected.

(7)  This Agreement is the legal, valid, and binding obligation of the Grantor, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally.

(8)  No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (a) for the grant by the Grantor of the assignment and security interest granted hereby or for the execution, delivery, or performance of this Agreement by the Grantor; (b) for the perfection or maintenance of this assignment, and security interest created hereby (including the first priority nature of such assignment, and security interest); or (c) for the exercise by Secured Party of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(9)  There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(10)  Grantor shall not pledge, sell, assign, transfer, create or suffer to exist any security interest in or other lien or encumbrance on any part of the Collateral or grant or suffer to exist any security interest in or other lien or encumbrance on any of Grantor’s inventory or other assets to anyone other than Secured Party, without Secured Party’s prior written consent. Grantor hereby agrees to defend the same against any and all persons whatsoever.

SECTION 6.  Certain Grantor Covenants.

(1)  The Grantor, at its sole expense, will take any and all actions as may be necessary or appropriate to facilitate the perfection and preservation of the security interest granted herein, or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(2)  The Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(3)  The Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

(4)  The Grantor hereby irrevocably appoints Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured party’s discretion, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement.

SECTION 7.  The Secured Party’s Duties. The powers conferred on Secured Party hereunder are solely to protect the Investor’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in their possession and the accounting for moneys actually received by them hereunder, Secured party shall have no duty as to any Collateral, as to ascertaining or taking action with respect to any Collateral, whether or not Secured Party have or are deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in their possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

SECTION 8.  Events of Default. It shall be an event of default (an “Event of Default”) hereunder if:

(a)  The Grantor breaches any of the representations, warranties or covenants under the Notes, this Agreement, or any other agreements between the Investors and the Grantor, of even date herewith, or there occurs an Event of Default under the Note;

(b)  The Grantor becomes insolvent, admits its inability to pay its debts as they mature, or is in any form of bankruptcy, arrangement or reorganization proceeding (whether governed by Federal, state or common law);

(c)  The Grantor fails to comply with, or defaults under, any term of any present or future agreement between it and any of the Investors.

SECTION 9.  Remedies. If any Event of Default shall have occurred and be continuing Secured Party may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the “Code”) (whether or not the Code applies to the affected Collateral), and also may (a) require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured party and make it available to Secured Party at a place to be designated by the Secured Party which is convenient to the parties and (b) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may. Without further notice, be made at the time and place to which is was adjourned. All proceeds of Collateral shall be applied in the following order of priority: (i) fees and expense incurred by Secured Party as described in Section 10(2) until paid and satisfied in full, (ii) fees and expenses incurred by any Investor as described in Section 10(2) until paid and satisfied in full, (iii) due and unpaid interest on the Notes until paid and satisfied in full, (iv) due and unpaid principal on the Notes until paid and satisfied in full, and (v) the remainder, if any, to Grantor or any other person or entity lawfully entitled thereto.

SECTION 10.  Indemnity and Expenses.

(a)  The Grantor agrees to indemnify the Secured Party and the Investors from and against any and all claims, losses, and liabilities (including, without limitation, reasonable attorney fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, or liabilities resulting from the gross negligence or willful misconduct of the Investors or Secured Party.

(b)  The Grantor will upon demand pay the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, which the Investors or Secured Party may incur in connection with (a) the preparation and administration of this Agreement and the Note; (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (c) the exercise or enforcement of any of the rights of the Investors or Secured Party hereunder; or (d) the failure by the Grantor to perform or observe any of the provisions hereof.

SECTION 11.  Amendments; Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by the Grantor here from, shall in any event be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 12.  Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered to the address for each such party set forth in the Note Purchase Agreement dated the date hereof or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answer back received, respectively.

SECTION 13.  Waiver of Rights. The Grantor waives the right to assert against any of the Investor or Secured party or other holder any defense , counterclaim or set-off which it could assert against such person in any action brought by such holder upon the Grantor’s obligations hereunder.

SECTION 14.  Continuing Security Interest: Assignments Under The Notes. This Agreement shall create a continuing security interest in the Collateral and shall: (1) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement; (2) be binding upon the Grantor, its successors and assigns; and (3) inure to the benefit of, and be enforceable by, each of the Secured party and Investors and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (3) the Secured Party and Investors may assign or otherwise transfer all or any portion of their rights and Obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the respected Secured Party or Investor therein or otherwise. Upon the payment in full of the Obligations and all other amounts payable under this Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, Secured party will, at the Grantor’s expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

SECTION 15.  Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New Your, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

SECTION 16.  Submission to Jurisdiction. The Parties hereby submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any State court sitting in New York County for purposes of all legal proceedings which may arise hereunder or under the Note. The parties irrevocably waives to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue or any such proceeding brought in an inconvenient forum and trial by jury. The parties hereby consent to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to its address specified above or in any other manner permitted by law.

SECURED PARTY AND THE GRANTOR HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. NO OFFICER OF SECURED PARTY HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

SECTION 17.  Agency; Action by Secured Party. Each Investor hereby appoints the Secured Party as its agent hereunder with respect to the Collateral and the creation, perfection, priority, preservation, protection and enforcement of a security interest therein in accordance with the terms of this Agreement. Each Investor hereby authorizes Secured Party to take such actions with respect to the Collateral, for the pro-rata benefit of the Investors in accordance with Section 9, as Secured Party determines to take in its sole discretion, and each Investors agrees to indemnify and hold harmless Secured Party for all costs, claims or expenses (including without limitation attorneys’ fees and expenses) in connection with such actions taken or omitted to be taken, except to the extent resulting from the gross negligence or willful misconduct of Secured Party. Secured Party shall provide prompt notice of any material action under this Agreement to the Investors.

IN WITNESS WHEREOF, the Investors, the Secured Party and the Grantor have caused this Agreement to be duly executed and delivered by duly authorized representatives as of the date first written above.

NEONODE INC	AIGH INVESTMENT PARTNERS, LLC

/s/	/s/
By: Per Bystedt	By: Orin Hirschman
Its: President	Its: President, General Partner

SCHEDULE I

Principal Amount of
Name and Address	Existing Notes

Secured Party Investment	[$4,000,000.00]
Partners, LLC
6006 Berkeley Ave.
Baltimore, MD 21209

TOTAL	$4,000,000.00